Exhibit 3.66

BY-LAWS

OF

HEART AND LUNG INSTITUTE OF UTAH, INC.

i

BY-LAWS

OF

HEART AND LUNG INSTITUTE OF UTAH, INC.

Table of Contents

ARTICLE I

OFFICES - BOOKS AND RECORDS

	ARTICLE VIII
	ADMINISTRATOR/SECRETARY

Section 8.1	Powers and Duties	13

	ARTICLE IX
	TREASURER/CFO

Section 9.1	Powers and Duties	14

	ARTICLE X
	CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 10.1	Contracts and Other Instruments	15
Section 10.2	Checks, Drafts, Etc	15
Section 10.3	Deposits	15
Section 10.4	Corporate Records	15

	ARTICLE XI
	CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 11.1	Certificates for Shares	16
Section 11.2	Transfer of Shares	16
Section 11.3	Consideration and Payment for Shares	16
Section 11.4	Agreement Regarding Shares	16

	ARTICLE XII
	INDEMNIFICATION

Section 12.1	Indemnity	17
Section 12.2	Reimbursement	17
Section 12.3	Insurance	18

	ARTICLE XIII
	MISCELLANEOUS

Section 13.1	Fiscal Year	18
Section 13.2	Dividends	18
Section 13.3	Waiver of Notice	18

CERTIFICATE OF ADMINISTRATOR/SECRETARY		19

BY-LAWS

OF

HEART AND LUNG INSTITUTE OF UTAH, INC.

(A Utah Corporation)

ARTICLE I

OFFICES - BOOKS AND RECORDS

Section 1.1 Utah Registered Office. The registered office and agent of the corporation in the State of Utah shall, until moved by the Board of Directors, be:

John Parsons

PARSONS KINGHORN HARRIS

111 East Broadway, 11th Floor

Salt Lake City, Utah 84111

Section 1.2 Principal Books and Records. The corporation shall keep at its principal office the following books and records and any other books and records required by law:

(a) Its Articles of Incorporation currently in effect.

(b) Its By-Laws currently in effect.

(c) The minutes of all shareholders meetings, and records of all actions taken by shareholders without a meeting, for the past three years.

(d) All written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group.

(e) A list of the names and business addresses of its current officers and directors.

(f) Its most recent annual report delivered as required by law to the Utah Division of Corporations (or other required filing office).

(g) All financial statements prepared for periods ending during the last three years that a shareholder could request pursuant to law.

Any shareholder of record or director, upon written notice of demand delivered at least five business days before the date on which he desires to inspect and copy, shall have the right to inspect and copy the books and records specified above, in person, or by agent or attorney, during regular business hours.

Section 1.3 Other Books and Records. The corporation shall maintain such books and records other than as specified in Section 1.2 above as may be required by law and shall allow inspection and copying of those portions of the books and records as may be required by law in such manner and by such persons as may be required by law, but only if the shareholder or director gives the corporation written notice of the demand at least five business days before the date on which he wishes to inspect and copy and only if the demand is made in good faith and for a proper purpose reasonably related to the demanding shareholder’s or director’s interest as a shareholder or director, the shareholder or director describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose. A shareholder or director shall not use any information so obtained for any purposes other than those set forth in the demand, and if he does so, in addition to all other rights or remedies available at law or in equity, the corporation may refuse him any further right to inspect or copy such books and records.

Section 1.4 Financial Statements. Upon the written request of any shareholder of the corporation, the corporation shall mail to such shareholder its most recent annual and quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

ARTICLE II

BY-LAWS

Section 2.1 Amendments. These By-Laws may be altered, amended, or repealed and new By-Laws adopted by the Board of Directors. Any such action shall be subject to repeal or change by action of the shareholders. Unless and until such action is repealed or changed by the shareholders, such action shall be valid and effective and no director, officer, shareholder, employee, or agent of the corporation shall incur any liability by reason of any action taken or omitted in reliance on such By-Law(s).

Section 2.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements, and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter.

Section 2.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law. Any portion of these By-Laws which, upon being construed in the manner provided in Section 2.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that each portion of these By-Laws would have been adopted irrespective of the fact that any one or more other portions is or are unlawful.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1 Place of Meetings. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. Unless otherwise designated by the Board of Directors, shareholder meetings shall be held at the principal office of the Corporation.

Section 3.2 Annual Meeting. Unless different date and time is set by the Board of Directors as described below, an annual meeting of the shareholders shall be held on the sixtieth day following the end of each fiscal year (unless that day is a legal holiday, and then on the next succeeding day that is not a legal holiday) at 10:00 a.m., the local time of the place of the meeting in effect on the day of the meeting. The Board of Directors may set the annual meeting for a different date or time reasonably close to the date and time for the meeting set forth above by giving to the shareholders notice (pursuant to Section 3.4 below, including the days before the. meeting time provisions) of the new time and date at least ten (10) but not more than sixty (60) days prior to the date set forth above.

Section 3.3 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President, or the Board of Directors, or by the holders of not less than one tenth (1/10) of all the shares entitled to vote on any issue proposed to be considered at the meeting if such holders sign, date, and deliver to the corporation’s Administrator/Secretary one or more written demands for the meeting stating the purpose for which it is to be held.

Section 3.4 Notice of Shareholders’ Meetings. Except as may otherwise be permitted by law or these Bylaws, written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Administrator/Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be effective when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with first class postage prepaid.

Section 3.5 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of call or notice regardless of whether waiver, consent, or approval is signed, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice. A shareholder’s attendance at a meeting also waives objection of consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when presented. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 3.6 Fixing Record Date for Meetings, Dividends, Etc.. For the purposes of determining shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or to take action without a meeting, or to demand a special meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for any such determination of shareholder. Such date in any case shall not be more than seventy (70) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the close of business on the day before the first notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment of the meeting.

Section 3.7 Voting List.

(a) The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

(b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 3.8 Quorum of Shareholders, Vote. A majority of the shares entitled to vote by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group at a meeting of shareholders. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number of affirmative votes is required by the Utah Revised Business Corporation Act or the Articles of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business for the remainder of the meeting and for any adjournment of that meeting notwithstanding the withdrawal of shareholders sufficient in number to cause less than a quorum to be constituted, and once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting or for any adjournment of the meeting, unless a new record date is or must be set for that adjourned meeting.

Section 3.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation.

Section 3.10 Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian, or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the. trustee without a transfer of such shares into the trustee’s name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer thereof into the receiver’s name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity, or shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 3.11 Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the corporation may in good faith accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of a shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

(d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent waiver, proxy appointment, or proxy appointment revocation;

(e) two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all cotenants or fiduciaries; or

(f) the acceptance of the vote, consent waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with the provisions of this section.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the Administrator/Secretary or other officer authorized to tabulate votes has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 3.12 Order of Business. The order of business at all meetings of the shareholders, shall (unless duly changed on motion at the meeting) be as follows:

(a) Roll call.

(b) Proof of notice of meeting or waiver of notice.

(c) Reading of minutes of preceding meeting.

(d) Reports of officers.

(e) Reports of committees.

(f) Election of directors.

(g) Unfinished business.

(h) New business.

Section 3.13 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke the same prior to the time that the vote of, or written consents of, the number of shares required to authorize the proposed action have been cast or have been filed with the Administrator/Secretary of the corporation, as the case requires, but may not do so thereafter. An appointment of a proxy is revocable by the shareholder and is revoked upon the death or incapacity of the shareholder upon receipt before the proxy exercises its authority, by the Administrator/Secretary or other officer or agent authorized to tabulate votes, of a written notice of either event, unless the appointment form conspicuously states that it is irrevocable and coupled with an interest recognized by law and written proof of the nature and existence of the interest is provided to, and found in good faith to be adequate by, the Administrator/Secretary or other officer or agent authorized to tabulate votes.

Section 3.14 Elections of Directors. At each election of Directors cumulative voting shall not be allowed.

Section 3.15 Adjournments. Any shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders to which are either present in person or represented by proxy thereat, but, except as provided in Section 3.8 hereof, in the absence of a quorum, no other business may be transacted at such meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original special meeting. Save as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 3.16 Informal Action by Shareholders. Except as provided below with respect to the election of directors, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Directors shall not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. If an action is approved by less than unanimous consent of all shareholders entitled to vote, notice of the approval shall be given at least ten days before the consummation of the action authorized to those shareholders entitled to vote who have not consented in writing and to those shareholders not entitled to vote and to whom notice is required by the Utah Revised Business Corporation Act.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors who shall have all powers as granted them by the Articles of Incorporation of this corporation, the laws of the State of Utah, and these By-Laws and shall have such general power necessary or implied for the efficient operation of this corporation.

Section 4.2 Number, Tenure and Qualifications.

(a) The number of Directors of the corporation shall be-not less than three (3) except that (i) before any shares are issued, the corporation may have a minimum of one director and (ii) after shares are issued and for as long as the corporation has less than three (3) shareholders entitled to vote for the election of Directors, the corporation may have a minimum number of Directors equal to the number of those shareholders. There may, in addition to the minimum number of Directors, be as many additional Directors as the Board of Directors may from time to time determine are necessary or appropriate for the operation of the corporation, not, however, to exceed an aggregate of nine (9) members on the Board of Directors. The initial number shall be three (3) or, if fewer, the number of shareholders.

(b) Each Director shall hold office until the next annual meeting of shareholders following his election or appointment and until his successor shall have been elected or appointed and qualified or until there is a decrease in the number of directors. Directors need not be residents of the State of Utah, and need not be shareholders of the corporation.

Section 4.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

Section 4.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two Directors. The authorized persons so calling the special meeting may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors. If no other place is so fixed, the meeting shall be held at the principal office of the Corporation.

Section 4.5 Notice.

(a) Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his home or business address, or by telegram or any other means including electronic transmission. Notice shall be in writing unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered five days after being deposited in the United States mail so addressed, with first class postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Nothing herein shall be construed to preclude the giving of notice by any method allowable by law, rather all methods of giving notice shall be available to the extent allowable by the Utah Revised Business Corporation Act.

(b) Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and such director objects, at the beginning of the meeting or promptly upon arrival, to holding the meeting or transacting any business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

(c) The business to be transacted, and the purpose-of the special meeting of the Board of Directors shall be specified in the notice or waiver of notice of such meeting.

Section 4.6 Quorum. A majority of the number of Directors fixed by the Board of Directors pursuant to Section 4.2 of this Article IV shall constitute a quorum for the.transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, the Directors(s) present may adjourn the meeting from time to time without further notice.

Section 4.7 Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.8 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director appointed to fill a vacancy shall be appointed for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled in the foregoing manner, and such appointment to be until the next annual meeting or a special meeting of stockholders called for that purpose.

Section 4.9 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director, or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

Section 4.10 Presumption of Assent. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he contemporaneously requests his dissent or abstention be entered into the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the person acting as the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Administrator/Secretary of the corporation within two (2) days after the adjournment of the meeting. Such rights to dissent shall not apply to a Director who voted in favor of such action.

Section 4.11 Acting Without a Meeting; Telephone Meetings. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 4.12 Removal. At a shareholders’ meeting expressly called for that purpose one or more Directors may be removed with or without consent by a vote of the shares entitled to vote at an election of Directors. A director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

Section 4.13 Committees. The Board of Directors by resolution adopted by the majority of the number of Directors then in office may designate a committee or committees, including an executive committee, consisting of not less than two Directors which committee or committees, to the extent provided in such resolution, shall have and may exercise all the authority therein provided; but the designation of such committee or committees and the delegation thereto of authority therein provided shall not alone constitute compliance with the standards of conduct imposed upon a director by law.

Section 4.14 No Personal Liability. The Directors of this corporation shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except only for the liabilities which cannot, pursuant to the Utah Revised Business Corporation Act, be so limited or eliminated. See Utah Code Ann. Section 16-10a-841.

Section 4.15 Chairman of the Board. The Board of Directors may, if it chooses to do so, elect from among its members, a Chairman of the Board. Being elected Chairman of the Board shall not alone make a person an officer of the Corporation unless otherwise provided by the Board of Directors. If a Chairman of the Board shall preside at meetings of the Board of Directors and shall have the right to call Board of Directors or shareholders meetings as provided in these Bylaws. The Chairman of the Board may also have such further powers and duties as the Board of Directors may from time to time provide. The Chairman of the Board shall serve at the pleasure of the Board of Directors.

ARTICLE V

OFFICERS

Section 5.1 Number. The officers of the corporation shall include a President and a Administrator/Secretary and may include one or more vice presidents (the number thereof to be determined by the Board of Directors), and may include a Treasurer/CEO, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors to do so.

Section 5.2 Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors following the annual meeting of the shareholders. If the. appointment of officers shall not occur at such meeting, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until he shall resign or shall be removed in the manner hereinafter provided.

Section 5.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any particular term of office or rate of compensation or contract rights.

Section 5.4 Resignation. Any officer may resign, which resignation shall take effect upon tender thereof unless such resignation specifies a different date and such date is accepted by the Board of Directors.

Section 5.5 Vacancies. A vacancy in any office of the corporation may be filled by the Board of Directors electing a successor to serve for the remainder of the unexpired term and until his successor shall be duly chosen and qualified.

Section 5.6 Salaries. Salaries may be considered agreed to by a majority of shareholders, the salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

Section 5.7 Term of Office and Compensation. The term of office and salary of each officer and the manner and time of the payment of such salary shall be fixed and determined by the Board of Directors and may be altered by the Board from time to time at its pleasure consistent with any employment contracts in existence.

ARTICLE VI

PRESIDENT

Section 6.1 Powers and Duties. Unless modified by the Board of Directors, the powers and duties of the President are:

(a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction, and control of the business and affairs of the corporation.

(b) To preside at all meetings of the shareholders and in the absence of the Chairman of the Board (if any) at all meetings of the Board of Directors.

(c) To call meetings of the shareholders and also of the Board of Directors to be held at such times, and subject to the limitations prescribed by law or by these By-Laws, to. designate Board of Directors meetings to be held at such places, as he shall deem proper.

(d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates, and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation in the ordinary course of its business (unless special authorization has been required by the Board of Directors or these By-Laws), and to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents, and employees of the corporation.

Section 6.2 President pro tem. If the Chairman of the Board (if any), the President, or a Vice President is not present at any meeting of the Board of Directors, a president pro tem may be chosen to preside and act at such meeting.

ARTICLE VII

VICE PRESIDENT

Section 7.1 Powers and Duties. In case of the absence, disability, or death of the President, the Vice President or any one of the Vice Presidents, shall exercise all his powers and perform all duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors or, absent an action by the Board of Directors, in the order of their appointment. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

ARTICLE VIII

ADMINISTRATOR/SECRETARY

Section 8.1 Powers and Duties. Unless modified by the Board of Directors the powers and duties of the Administrator/Secretary are:

(a) In the absence of a Vice President, to exercise the powers and duties set forth in Section 7.1 above.

(b) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings or actions without a meeting of its Directors and shareholders with respect to any meetings such remedies shall include the time and place of holding such meeting, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(c) To keep the seal of the corporation and to affix the same to all instruments which may require it.

(d) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(e) To keep or cause to be kept at the principal office of the corporation the books and records required to be kept at such office.

(f) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(g) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agent of the shares, or any class or series of shares of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Article XI hereof.

(h) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Administrator/Secretary to make service or publication of any notices, then such notices may be served or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(i) To prepare the voting lists required by Section 3.7 above.

(j) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

ARTICLE IX

TREASURER/CFO

Section 9.1 Powers and Duties. If no Treasurer/CFO is appointed, the powers and duties of the Treasurer/CFO shall be exercised and performed by the President or by a Vice President named by the President to perform such functions. Unless modified by the Board of Directors, the powers and duties of the Treasurer/CFO are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The books of account shall at all reasonable times be open to inspection by any Director and by any shareholder as provided in Section 1.2 above.

(b) To have the custody of all funds, securities, evidences of indebtedness, and other valuable documents of the corporation and, at his discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

(d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions as Treasurer/CFO and of the financial condition of the corporation.

(f) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors.

ARTICLE X

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS. ETC.

Section 10.1 Contracts and Other Instruments. Except as in these By-Laws otherwise provided, the Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Unless authorized in these By-Laws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation to any contract or engagement or to pledge its assets or credit or to subject it to any liability for any purpose or in any amount. No loans of money by the corporation shall be made, and no loans of money or similar financing shall be taken by the corporation or any security interest in the assets of the corporation granted, without the express consent of the Board of Directors by resolution.

Section 10.2 Checks, Drafts, Etc. The Board of Directors may by resolution authorize from time to time such person or persons as it may designate to sign and/or to countersign checks or drafts drawn on the funds of the corporation, and may also by resolution authorize any officer of the corporation to make such designation.

Section 10.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Section 10.4 Corporate Records. The corporation shall keep books of record of its proceedings and business as is required by law and good business practice, including but not limited to a stock transfer book. The stock transfer book shall record all stockholders of the corporation, the number of shares held by each, how such shares were acquired, the kind and amount of consideration received for such shares, and a complete record of all stock transfers including the dates thereof.

ARTICLE XI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 11.1 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Administrator/Secretary or Assistant Administrator/Secretary. The signatures of the President or Vice President and the Administrator/Secretary or Assistant Administrator/Secretary may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 11.2 Transfer of Shares. Subject to Sections 11.3 and 11.4 of this Article, transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Administrator/Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, subject, however, to Section 3.11 above.

Section 11.3 Consideration and Payment for Shares. Shares may be issued for such consideration expressed in U.S. dollars as shall be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, with any tangible or intangible property or benefit to the corporation, including cash, promissory notes, labor or services performed, contracts or arrangements for services to be performed, or other securities of the corporation. The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the corporation, including contracts or arrangements for services to be performed, shall be set forth in writing. When such consideration is received by the corporation, such shares shall be deemed to be fully paid and non-assessable. The determination of the Board of Directors as to the value and adequacy of the consideration received for the issuance of shares shall be conclusive.

Section 11.4 Agreement Regarding Shares. Anything herein to the contrary notwithstanding, the corporation, by action of the Board of Directors, and any two or more of the shareholders of the corporation, shall have the authority to contract, in the case of the corporation, with the shareholders of the corporation, or in the case of the shareholders with other shareholders, to restrict the transfer of shares, to purchase or redeem the shares of the corporation, to value the shares of the corporation, to require the purchase of life insurance on the lives of the shareholders, to make or maintain any tax elections, to govern the allocation of control, the exercise of corporate power, the management of the business affairs of the corporation, or the relationship among the shareholders, the directors, and the corporation, or any of them, or to accomplish such related goals as the Board of Directors or any two or more of the shareholders, as may be the case, shall deem in the best interests of the corporation and/or the shareholders. Any such agreement shall be kept on file by the Administrator/Secretary of the corporation. Once such agreement is entered into by the corporation, the terms and conditions of that agreement shall govern the transfer of shares and the other matters covered by such agreement in addition to the provisions of these By-Laws and shall govern to the extent inconsistent with these By-Laws. Without limiting the generality of the foregoing, so long as such agreement is in force, the corporation shall not issue any shares without the action of the shareholders approving such issuance as may be required by such agreement and shall not transfer any shares on the books of the corporation except pursuant to the terms of such agreement. Any shares of the corporation subject to such an agreement, whether issued before or after such agreement, shall be caused by the corporation to bear on the certificate for such shares an endorsement restricting transfer of such shares.

ARTICLE XII

INDEMNIFICATION

Section 12.1 Indemnity. The corporation shall indemnify to the full extent of its power to do so under Utah law (as such law may exist at the time of the act, omission, or occurrence, or at the time the underlying claim arises, or at the time the indemnification claim is raised, whichever provides the greater protection and indemnification to the indemnified person), (i) all directors including former directors (the term “directors” for this purpose is defined in the Articles of Incorporation or the Utah Revised Corporation Act), and (Hi) unless the Board of Directors specifies otherwise with respect to any officer before the time of any otherwise indemnifiable act, omission, or occurrence, all officers of this corporation. The Board of Directors or shareholders may by resolution, action, or written agreement authorize indemnification up to the fullest level that can be provided to officers by this corporation under applicable law, the Articles, and these Bylaws, for any other person the corporation is by law allowed to indemnify, including but not limited to employees, fiduciaries, and agents. Nothing in this Section 12.4 shall be construed to in any way limit the fullest, broadest, and most comprehensive indemnification of directors as provided in the Articles of Incorporation.

Section 12.2 Reimbursement. This corporation shall pay or reimburse (i.e. advance) the reasonable expenses incurred by an indemnified person within five business days of the meeting of any conditions mandated by law to such payment or reimbursement. The Board of Directors shall act expeditiously on any application for indemnification or advances of expenses by a director or officer, and shall decide such application with sixty (60) days of receipt of such application. If the Board of Directors does not deny in writing such application within sixty (60) days of the receipt of such application, such application shall be deemed to have been granted.

Such sixty (60) day period shall not be extended without the consent of the indemnified person except by a court of competent jurisdiction upon a showing of good cause. The Board of Directors and officers of this corporation shall expeditiously cooperate in all procedural steps necessary to obtain any judicial determination with respect to indemnification or the advancement of expenses, and any failure of the corporation to so expeditiously cooperate shall render the corporation liable for all costs and expense (including attorney’s fees) incurred by the claimant seeking indemnification or advancement of expenses, whether or not the claimant is ultimately entitled to the indemnification or advancement claimed, and whether or not sanctions are impossible under the rules of the court on the corporation or any attorney or person acting on behalf of the corporation.

Section 12.3 Insurance. This corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify him against the same liability under applicable law. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of Utah or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Fiscal Year. The fiscal year of the corporation will end on December 31 of each year.

Section 13.2 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 13.3 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.